Exhibit 10.18
NiSource Inc.
2010 Omnibus Incentive Plan
Restricted Stock Award Agreement
This Restricted Stock Award Agreement (the “Agreement”), is made and entered into as of _________________ (the “Date of Grant”), by and between NiSource Inc., a Delaware corporation (the “Company”), and _________________, an Employee of the Company (the “Grantee”).
     Section 1. Restricted Stock Award. The Company hereby grants to the Grantee, on the terms and conditions hereinafter set forth, an Award of _________________ shares of Company common stock subject to the restrictions contained in this Agreement (the “Restricted Stock”).
     Section 2. Vesting and Lapse of Restrictions.
(a)	Vesting. Subject to the forfeiture conditions described later in this Agreement, the shares of Restricted Stock shall not vest until _________________, at which date the shares of Restricted Stock will become 100% vested.

(b)	Effect of Termination of Service. Except as set forth below, if Grantee’s Service is terminated for any reason prior to the occurrence of any otherwise applicable vesting date or event provided in this Section 2, the Grantee shall forfeit any shares of Restricted Stock that have not yet become vested. Notwithstanding the foregoing, if, before _________________, the Grantee terminates Service due to the Grantee’s Retirement, death, or Disability, the restrictions set forth in part (a) above shall lapse with respect to a pro rata portion of such shares of Restricted Stock on the date of such termination of Service. Such pro rata lapse of the restrictions shall be determined using a fraction, where the numerator shall be the number of full or partial calendar months elapsed between the Date of Grant and the date the Grantee terminates Service, and the denominator shall be the number of full or partial calendar months between the Date of Grant and ________________. For purposes of this Agreement, “Retirement” means the Grantee’s attainment of age 55 and 10 years of Service.

(c)	Change in Control. Notwithstanding the foregoing provisions, all the shares of Restricted Stock shall become fully and immediately vested, and all restrictions shall lapse, on the fifth business day before the date of consummation of a Change in Control of the Company.
     Section 3. Escrow and Delivery of Shares. Certificates representing the Restricted Stock shall be issued and held by the Company in escrow and shall remain in the custody of the Company until their delivery to the Grantee or, in the event of the Grantee’s death, his or her beneficiary, if any, or to his or her estate, subject to the Grantee’s delivery of any documents that the Company in its discretion may require as a condition to the issuance of shares and the delivery of shares to the Grantee or his estate. While the certificates representing the Restriced

Stock are held by the Company, and if so requested by the Company, the Grantee will provide to the Company assignments separate from such certificates, in blank, signed by the Grantee to be held by the Company until the restrictions have lapsed. Once restrictions have lapsed on the shares of Restricted Stock under this Agreement, the Company will deliver the total number of shares of common stock due to the Grantee as soon as administratively possible after such date. The delivery of the shares shall be subject to payment of the applicable withholding tax liability and the forfeiture provisions of this Agreement.
     Section 4. Stock Certificate Legend. Each stock certificate shall bear a legend in substantially the following form: “THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND ARE TRANSFERABLE ONLY IN COMPLIANCE WITH, THE TERMS AND CONDITIONS OF THE NISOURCE INC. 2010 OMNIBUS INCENTIVE PLAN AND A CERTAIN RESTRICTED STOCK AWARD AGREEMENT DATED JANUARY 28, 2011, BETWEEN THE REGISTERED HOLDER OF THESE SHARES AND NISOURCE INC., WHICH PLAN AND AGREEMENT ARE ON FILE WITH THE SECRETARY OF THE CORPORATION, AND THE HOLDER HEREOF ACCEPTS AND HOLDS THIS CERTIFICATE SUBJECT TO AND WITH NOTICE OF ALL OF THE TERMS, CONDITIONS AND PROVISIONS OF SAID PLAN AND AGREEMENT.” As soon as practicable following the lapse of restrictions under this Agreement, the Company shall issue new certificates that shall not bear the foregoing legend.
     Section 5. Section 83(b) Election. The Grantee may make an election pursuant to Code Section 83(b) with respect to the Restricted Stock only if he or she promptly files a copy of such election with the Company. The Grantee is responsible for making the Grantee’s own determination as to the advisability of making such an election with respect to the Restricted Stock.
     Section 6. Withholding of Taxes. If the Grantee makes an election under Code Section 83(b), the grant of Restricted Stock shall be conditioned upon the prompt payment by the Grantee to the Company of an amount equal to the applicable federal, state and local income taxes and other amounts required by law to be withheld (the “Withholding Taxes”) in connection with such election. If the Grantee does not make such an election, the Grantee shall pay to the Company any required Withholding Taxes upon the lapse of all restrictions, and the delivery of the Restricted Stock shall be conditioned upon the prior payment of the applicable Withholding Taxes by the Grantee.
     Section 7. Securities Law Compliance. The delivery of all or any shares of common stock shall only be effective at such time that the issuance of such shares will not violate any state or federal securities or other laws. The Company is under no obligation to effect any registration of shares under the Securities Act of 1933 or to effect any state registration or qualification of the shares that may be issued under this Agreement. The Company may, in its sole discretion, delay the delivery of shares or place restrictive legends on shares in order to ensure that the issuance of any shares will be in compliance with federal or state securities laws and the rules of any exchange upon which the Company’s shares are traded. If the Company delays the delivery of shares in order to ensure compliance with any state or federal securities or other laws, the Company shall deliver the shares at the earliest date at which the Company reasonably believes that such delivery will not cause such violation.
     Section 8. Restriction on Transferability. Except as otherwise provided under the Plan, until the restrictions have lapsed with respect to the shares of Restricted Stock under this Agreement, the Restricted Stock granted herein and the rights and privileges conferred hereby may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (by operation of law or otherwise), other than by will or the laws of descent and distribution. Any attempted transfer in violation of the provisions of this paragraph shall be void, and the purported transferee shall obtain no rights with respect to such Restricted Stock.
     Section 9. Rights of Grantee and Dividends.
(a)	Except as otherwise provided in this Agreement, the Grantee shall have all the rights of a stockholder of the Company, including voting rights and the right to receive dividends, with respect to shares of Restricted Stock in which the restrictions described in this Agreement have not yet lapsed. Notwithstanding the foregoing, no dividends will be payable to the Grantee with respect to record dates for such dividends occurring before the Date of Grant, or with respect to record dates for such dividends occurring on or after the date, if any, for which the Grantee has forfeited the shares of Restricted Stock.

(b)	Nothing in this Agreement or the Award shall confer upon the Grantee any right to continue as an Employee of the Company or any Affiliate or to interfere in any way with the right of the Company or any Affiliate to terminate the Grantee’s Service at any time.
     Section 10. Adjustments. If at any time while the Award is outstanding, the number shares of outstanding Restricted Stock is changed by reason of a reorganization, recapitalization, stock split or any of the other events described in the Plan, the number and kind of shares of Restricted Stock shall be adjusted in accordance with the provisions of the Plan. In the event of certain corporate events specified in Article XVI of the Plan, any shares of Restricted Stock may be replaced by substituted Awards or forfeited in exchange for payment of cash in accordance with the procedures and provisions of Article XVI of the Plan.
     Section 11. Notices. Any notice hereunder by the Grantee shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof at the following address: Corporate Secretary, NiSource Inc., 801 East 86th Avenue, Merrillville, IN 46410-6271, or at such other address as the Company may designate by notice to the Grantee. Any notice hereunder by the Company shall be given to the Grantee in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Grantee may have on file with the Company.
     Section 12. Administration. The administration of this Agreement, including the interpretation and amendment or termination of this Agreement, will be performed in accordance with the Plan. All determinations and decisions made by the Committee, the Board, or any delegate of the Committee as to the provisions of this Agreement shall be conclusive, final, and binding on all persons. This Agreement at all times shall be governed by the Plan and in no way alter or modify the Plan. To the extent a conflict exists between this Agreement and the Plan, the provisions of the Plan shall govern.
     Section 13. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Indiana, without giving effect to the choice of law principles thereof.
     Section 14. Government Regulations. Notwithstanding anything contained herein to the contrary, the Company’s obligation to issue or deliver certificates evidencing the shares of Restricted Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
     Section 15. Entire Agreement;. This Agreement and the Plan contain the terms and conditions with respect to the subject matter hereof and supersede any previous agreements, written or oral, relating to the subject matter hereof. This Agreement is pursuant to the terms of the Company’s 2010 Omnibus Incentive Plan (the “Plan”). The applicable terms of the Plan are incorporated herein by reference, including the definition of capitalized terms contained in the Plan.
     IN WITNESS WHEREOF, the Company has caused this Award to be granted, and the Grantee has accepted this Award, as of the date first above written.
NiSource Inc.
By: ______________________
Its: ______________________
GRANTEE
By: _____________________

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